EXHIBIT 99.1

Varonis Announces First Quarter 2018 Financial Results

Total revenues of $53.5 million, up 35% year-over-year

License revenues of $25.1 million, up 39% year-over-year

NEW YORK, April 30, 2018 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq:VRNS), a pioneer in data security and analytics, today announced results for the first quarter ended March 31, 2018.

Yaki Faitelson, Varonis CEO, said, “Q1 was a strong start to 2018. We are successfully executing on our strategy to create a platform to track and protect data wherever it is stored, reducing risk, preventing breaches and meeting compliance requirements. As data continues to grow, on premises and in the cloud, the complexity of data protection increases and organizations globally are turning to Varonis to help them solve their evolving needs. More customers are adopting more of our product families, driving our land and expand strategy, as well as our focus on innovation. We are more effectively capturing our large market opportunity and building a business to drive meaningful levels of growth, profit and cash flow over time.”

Financial Highlights for the First Quarter Ended March 31, 2018

Revenues:

  Total revenues were $53.5 million, up 35% and 32% on a constant currency basis compared with the first quarter of 2017.
  License revenues were $25.1 million, up 39% and 32% on a constant currency basis compared with the first quarter of 2017.
  Maintenance and services revenues were $28.5 million, up 32% on both a reported and constant currency basis compared with the first quarter of 2017.

Operating Loss:

  GAAP operating loss was ($15.5) million for the quarter, compared to ($11.9) million in the first quarter of 2017.
  Non-GAAP operating loss was ($6.7) million for the quarter, compared to ($7.1) million in the first quarter of 2017.

Net Loss:

  GAAP net loss was ($15.0) million, compared to GAAP net loss of ($11.7) million in the first quarter of 2017.
  GAAP net loss per basic and diluted share was ($0.53) compared to GAAP net loss per basic and diluted share of ($0.43) in the first quarter of 2017, based on 28.4 million and 27.0 million basic and diluted shares outstanding, respectively.
  Non-GAAP net loss was ($6.3) million, compared to ($6.9) million in the first quarter of 2017.
  Non-GAAP net loss per basic and diluted share was ($0.22), compared to ($0.25) in the first quarter of 2017, based on 28.4 million and 27.0 million basic and diluted shares outstanding, respectively.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP loss from operations and net loss for the three months ended March 31, 2018 and 2017. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Balance Sheet and Cash Flow:

  As of March 31, 2018, the Company had $153.7 million in cash and cash equivalents and short-term investments compared with $136.6 million as of December 31, 2017.
  During the three months ended March 31, 2018, the Company generated $17.4 million of cash from operations, compared to $8.3 million of cash from operations in the prior-year period.

Recent Business Highlights

  For the first quarter of 2018, total revenues in North America increased 24% over the prior-year period to $31.6 million, total revenues from EMEA increased 60% over the prior-year period to $20.3 million, and total revenues from Rest of World were $1.6 million.
  Generated 51% of license and first year maintenance revenues from new customers and 49% from existing customers in the first quarter of 2018, compared to 54% and 46%, respectively, in the prior-year period.
  Added 183 new customers during the first quarter of 2018 compared with 184 in the prior-year period.
  As of March 31, 2018, 70% of customers had purchased two or more product families, and 37% had purchased three or more product families, up from 66% and 31% as of March 31, 2017, respectively. These metrics are reflective of DatAlert and Varonis Edge as their own product family.
  Announced several new upgrades and features for the Data Security Platform, including perimeter-informed intelligence with Varonis Edge and new threat models for DatAlert. In addition, DatAdvantage for Office 365 now supports Azure Active Directory and includes auditing and event collection capabilities. GDPR Patterns now can automatically identify and classify GDPR-relevant data using over 280 patterns. Automation Engine now supports multiple organization unit selection for new groups/per filer resolution. DatAlert now incorporates geolocation functions in its new threat models.
  Recognized as a Finalist in SC Awards Europe in the following categories: Best Risk/Management/Regulatory Compliance Solution and Best Behavior Analytics/Enterprise Threat Detection. This is in addition to previously being named as a Finalist in SC Magazine 2018 Awards in the following categories: Best Enterprise Security Solution, Best Regulatory Compliance Solution and Best Customer Service.
  Released our 2018 Global Data Risk Report, which revealed that organizations continue to expose sensitive data to insider threats, ransomware and data breaches. We found that, on average, 21% of a company’s folders were accessible to everyone, and 41% of companies had at least 1,000 sensitive files open to all employees.

Financial Outlook

For the second quarter of 2018, the Company expects revenues in the range of $61.5 million to $62.5 million, representing 24% to 26% year-over-year growth. The Company anticipates second quarter 2018 non-GAAP operating loss in the range of ($1.5) million to ($0.5) million and non-GAAP net loss per basic and diluted share in the range of ($0.07) to ($0.04), based on a tax provision of $500,000 to $700,000 and 28.8 million basic and diluted shares outstanding. Expectations of non-GAAP operating loss and non-GAAP net loss per basic and diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

For the full year 2018, the Company now expects revenues in the range of $264.0 million to $268.5 million, representing 23% to 25% year-over-year growth. The Company now anticipates full year 2018 non-GAAP operating income of $2.0 million to $4.5 million and non-GAAP net income per diluted share in the range of $0.01 to $0.07. This is based on a tax provision of $2.7 million to $3.2 million and 32.3 million diluted shares outstanding. Expectations of non-GAAP operating income and non-GAAP net income per diluted share exclude stock-based compensation expense and payroll tax expense related to stock-based compensation.

Conference Call and Webcast

Varonis will host a conference call today, April 30, 2018, at 5:00 p.m., Eastern Time, to discuss the Company's first quarter 2018 financial results, current financial guidance and other corporate developments. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13678088. A replay of this conference call will be available through May 7, 2018 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13678088. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP and Other Financial Measures

Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2018 and 2017, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three months ended March 31, 2018 and 2017, non-GAAP net loss is calculated as net loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

The Company currently has six product families, DatAdvantage (including the Automation Engine), DatAlert (including Varonis Edge), Data Classification Engine (including GDPR Patterns), DataPrivilege, Data Transport Engine and DatAnswers. As of February 1, 2018, in order to focus its resources on its data security portfolio, the Company no longer sells DatAnywhere to new customers, and it does not expect renewals or sales of the product to its existing customers. In addition, beginning in 2018, DatAlert and Varonis Edge became a new product family. The customer count and product family attach rates as of March 31, 2018 and 2017 reflect these changes.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Varonis' addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis' ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis' ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis' ability to develop and deliver innovative products; risks associated with international operations; and Varonis' ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis' reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

To find out more about Varonis, visit www.varonis.com.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases including governance, compliance, classification, and threat analytics. Varonis started operations in 2005 and now has thousands of customers worldwide — comprised of industry leaders in many sectors including financial services, healthcare, public, industrial, insurance, energy and utilities, consumer and retail, education, media and entertainment and technology.

Investor Relations Contact:
Yun Kim
Varonis Systems, Inc.
646-640-2149
kimy@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com

Mia Damiano
Merritt Group
703-390-1502
damiano@merrittgrp.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2018	2017
	Unaudited
Revenues:
Licenses	$25,074	$18,092
Maintenance and services	28,454	21,501
Total revenues	53,528	39,593

Cost of revenues	6,442	4,693

Gross profit	47,086	34,900

Operating costs and expenses:
Research and development	15,542	10,409
Sales and marketing	39,972	30,914
General and administrative	7,069	5,509
Total operating expenses	62,583	46,832

Operating loss	(15,497)	(11,932)

Financial income, net	978	469

Loss before income taxes	(14,519)	(11,463)

Income taxes	(527)	(200)

Net loss	$(15,046)	$(11,663)

Net loss per share of common stock, basic and diluted	$(0.53)	$(0.43)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	28,362,479	26,951,205

Stock-based compensation expense for the three months ended March 31, 2018 and 2017 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2018	2017
	Unaudited

Cost of revenues	$362	$227
Research and development	2,105	1,130
Sales and marketing	3,101	2,059
General and administrative	1,359	988
	$6,927	$4,404

Payroll tax expense related to stock-based compensation for the three months ended March 31, 2018 and 2017 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2018	2017
	Unaudited

Cost of revenues	$267	$33
Research and development	36	15
Sales and marketing	1,470	319
General and administrative	95	35
	$1,868	$402

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2018	2017
	Unaudited	As adjusted
Assets
Current assets:
Cash and cash equivalents	$70,778	$56,689
Short-term investments	82,892	79,868
Trade receivables, net	32,468	75,596
Prepaid expenses and other current assets	18,933	14,346
Total current assets	205,071	226,499

Long-term assets:
Property and equipment, net	12,180	11,896
Other assets	7,674	7,243
Total long-term assets	19,854	19,139

Total assets	$224,925	$245,638

Liabilities and stockholders' equity
Current liabilities:
Trade payables	$483	$635
Accrued expenses and other short term liabilities	36,190	42,453
Deferred revenues	68,481	73,493
Total current liabilities	105,154	116,581

Long-term liabilities:
Deferred revenues	6,247	6,608
Other liabilities	8,045	7,807
Total long-term liabilities	14,292	14,415

Stockholders' equity:
Common stock	29	28
Accumulated other comprehensive income (loss)	(1,973)	136
Additional paid-in capital	231,860	223,868
Accumulated deficit	(124,437)	(109,390)
Total stockholders' equity	105,479	114,642
Total liabilities and stockholders' equity	$224,925	$245,638

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2018	2017
	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(15,046)	$(11,663)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	797	622
Stock-based compensation	6,927	4,404
Amortization of deferred commissions	3,325	3,027
Changes in assets and liabilities:
Trade receivables	43,128	26,395
Prepaid expenses and other current assets	(5,806)	(2,497)
Deferred commissions	(2,434)	(2,906)
Other long term assets	41	-
Trade payables	(152)	294
Accrued expenses and other short term liabilities	(8,200)	(6,421)
Deferred revenues	(5,373)	(2,417)
Other long term liabilities	237	(541)
Net cash provided by operating activities	17,444	8,297

Cash flows from investing activities:
Increase in short-term investments	(3,033)	(4,757)
Increase in long-term deposits	(308)	(140)
Purchase of property and equipment	(1,081)	(1,498)
Net cash used in investing activities	(4,422)	(6,395)

Cash flows from financing activities:
Proceeds from employee stock plans, net	1,066	882
Net cash provided by financing activities	1,066	882

Increase in cash, cash equivalents and restricted cash	14,088	2,784
Cash, cash equivalents and restricted cash at beginning of period	57,236	48,803
Cash, cash equivalents and restricted cash at end of period	$71,324	$51,587

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
	Unaudited
Reconciliation to non-GAAP loss from operations:

GAAP operating loss	$(15,497)	$(11,932)

Add back:
Stock-based compensation expense	6,927	4,404
Payroll tax expense related to stock-based compensation	1,868	402

Non-GAAP operating loss	$(6,702)	$(7,126)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(15,046)	$(11,663)

Add back:
Stock-based compensation expense	6,927	4,404
Payroll tax expense related to stock-based compensation	1,868	402

Non-GAAP net loss	$(6,251)	$(6,857)

GAAP & Non-GAAP weighted average number of shares used in computing net loss per share of common stock, basic and diluted	28,362,479	26,951,205

Non-GAAP net loss per share of common stock - basic and diluted	$(0.22)	$(0.25)
GAAP net loss per share of common stock - basic and diluted	$(0.53)	$(0.43)

Unaudited total revenues and expenses for the three months ended June 30, 2017 and twelve months ended December 31, 2017 restated to reflect the adoption of ASC 606 (in thousands):

	Three Months Ended June 30, 2017 (Unaudited)
	As Reported (605)	Adjustments	Restated for Adoption of ASC 606

Total revenues	$50,174	$(743)	$49,431
Total expenses	55,518	20	55,538
Operating loss	$(5,344)	$(763)	$(6,107)

	Twelve Months Ended December 31, 2017 (Unaudited)
	As Reported (605)	Adjustments	Restated for Adoption of ASC 606

Total revenues	$217,364	$(1,974)	$215,390
Total expenses	230,961	(2,152)	228,809
Operating loss	$(13,597)	$178	$(13,419)